Exhibit 31.4

Certification of Chief Financial Officer

I, Eric H. Bjerkholt, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of Sunesis Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 30, 2011	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary